SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WEX Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 6, 2026, WEX Inc. launched a website in connection with its 2026 Annual Meeting of Stockholders. The website can be found at www.VotewithWEX.com. A copy of the materials can be found below.

Protect WEX’s Momentum Vote “FOR” ONLY WEX’s nine highly qualified nominees using the BLUE proxy card . The Company's Annual Meeting of Stockholders is coming up on May 5, 2026. Your support for all nine of our director nominees will ensure WEX can continue executing its clear strategy to enhance value for all shareholders. VOTE NOW WEX’s strategy is delivering improved results. In 2025, the Company delivered record revenue. Over the past decade, WEX has compounded revenue at 11% annually, net income per diluted share by 35% annually, and adjusted net income per diluted share at 17% annually. WEX has achieved these results while continuing to scale its businesses, expand margins, and generate strong returns on investment. WEX’s Board has been executing a multi - year refreshment program. Since 2020: Six new directors have been appointed to ensure the Board maintains the right balance of skills, experience and perspectives. Eight directors have retired or are not standing for reelection at the upcoming Annual Meeting. Source: Company filings. 1 See reconciliation of GAAP net income per diluted share to non - GAAP adjusted net income per diluted share on the Legal and Other Notices page.

WEX has engaged extensively with Impactive Capital Master Fund LP (“Impactive”) and sought a constructive resolution. The Company has held dozens of meetings over multiple years and offered to appoint two of Impactive’s nominees to an expanded Board to avoid a proxy contest. Impactive has launched a disruptive proxy fight campaign. Impactive is seeking to displace three of WEX’s directors — one third of the Board — with its own candidates, including one of its principals. The Board has serious concerns regarding Impactive nominee Lauren Taylor Wolfe. The Board’s diligence identified questionable conduct on other boards, clear conflicts of interest, inattention to industry regulation and misalignment with WEX’s long - term shareholders.

We believe that replacing our incumbent directors would jeopardize the Company’s progress and momentum . IMPORTANT RESOURCES Your vote is important. To ensure your shares are represented at the Annual Meeting, please submit your vote promptly: Use the BLUE Proxy Card and Vote "FOR" ONLY WEX’s Nine Nominees HOW TO VOTE

NEWS AND RESOURCES HOW TO VOTE CONTACTS LEGAL AND OTHER NOTICES © 2026 WEX INC.

News and Resources Press Releases WEX Files Definitive Proxy Materials and Mails Letter to Shareholders

Shareholder Letters & Presentations Letter to Shareholders SEC Filings 2026 Proxy Statement 2025 Annual Report NEWS & RESOURCES HOW TO VOTE CONTACTS LEGAL AND OTHER NOTICES © 2026 WEX INC.

Your Vote is Important To ensure your shares are represented at the Annual Meeting, please submit your vote promptly: Use the BLUE Proxy Card and Vote "FOR" ALL 9 WEX nominees Submit Your Vote Internet : You may submit your proxy online via the Internet by accessing the website specified on your universal BLUE proxy card. Then, follow the instructions provided on the voting site. You will be required to provide the unique control number found on the enclosed universal BLUE proxy card. Telephone : You may submit your proxy by calling toll - free in the U.S. or Canada the number specified on your enclosed universal BLUE proxy card. Then, follow the voice prompts. You will be required to provide the unique control number found on the enclosed universal BLUE proxy card. Mail : Please sign, date, and return the enclosed universal BLUE proxy card in the postage - paid envelope provided. NEWS & RESOURCES HOW TO VOTE CONTACTS LEGAL AND OTHER NOTICES

© 2026 WEX INC.

Contacts If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor: INNISFREE M&A INCORPORATED Shareholders, please call toll free: +1 (877) 750 - 0637 (from the U.S. and Canada) or +1 (412) 232 - 3651 (from all other countries) Banks and Brokerage firms may call: +1 (212) 750 - 5833 (collect) News Media Contact: Edelman Smithfield WEX@edelman.com Investor Contact: Steve Elder 207 - 523 - 7769 Steve.Elder@wexinc.com

NEWS & RESOURCES HOW TO VOTE CONTACTS LEGAL AND OTHER NOTICES © 2026 WEX INC.

Legal and Other Notices Forward - Looking Statements and Risk Factors This communication contains forward - looking statements including, but not limited to, statements regarding plans, goals, expectations and objectives. Any statements in this communication that are not statements of historical facts are forward - looking statements. When used in this communication, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain such words. Forward - looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward - looking statements, including, but not limited to, the risks and uncertainties identified in Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2026 and subsequent filings with the SEC. The forward - looking statements speak only as of the date of this communication and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward - looking statements as a result of new information, future events, or otherwise. Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14 A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2026 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC filings” link in the “Financials” section of the Company’s website at https://ir.wexinc.com/ Reconciliation of GAAP Net Income Attributable to Shareholders per Diluted Share to Adjusted Net Income Attributable to Shareholders per Diluted Share

NEWS & RESOURCES HOW TO VOTE CONTACTS LEGAL AND OTHER NOTICES © 2026 WEX INC.